EXHIBIT 3.1(c)


Microfilm Number 9545-1454

Filed with the Department of State on   July 12, 1995
                                       ---------------

Entity Number   74263
               -------


  /s/    Yvette Kane
--------------------------------
Secretary of the Commonwealth


       ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                      DSCB:15-1915 (Rev 89)


    In compliance with the requirements of 15 Pa.C.S. Section
1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is:    COMCAST CORPORATION
                                        --------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a)            1500 Market Street, 35th Floor
               ------------------------------
                      Number and Street

    Philadelphia,       PA       19102    Philadelphia
  ----------------      ---      -----    -------------
        City           State      Zip        County

(b) ---------------------------------------------  ------
    Name of Commercial Registered Office Provider  County

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.  The statute by or under which it was incorporated is:
        Pennsylvania Business Corporation Law
    --------------------------------------------

4.   The original date of its incorporation is: March 5, 1969
                                                -------------

5. (Check, and if appropriate complete, one of the following):

      X   The amendment shall be effective upon filing these
     ---  Articles of Amendment in the Department of State.

     ---  The amendment shall be effective on: -------------

DSCB:15-1915 (Rev 89)-2


6.  (Check one of the following):

 X   The amendment to Article 5(f) was adopted by the
--- shareholders pursuant to 15 Pa.C.S. Section 1914(a) and (b).

     The amendment was adopted by the board of directors
---  pursuant to 15 Pa.C.S. Section 1914 (c).

7. (Check, and if appropriate complete, one of the following):
     -- The amendment adopted by the corporation, set forth in full, is as follows:









     X    The amendment adopted by the corporation as set
    --- forth in full in Exhibit A, attached hereto and made a part hereof.

8.  (Check if the amendment restates the Articles):

    -- The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


        IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 11th day of June, 1995.



                              COMCAST CORPORATION
                              -----------------------
                              (Name of Corporation)



                              BY: /s/ Stanley Wang
                                  -------------------
                                  Stanley Wang, Secretary

                            EXHIBIT A


Article 5(f) of the Restated Articles of Incorporation of the Corporation shall be amended so as to read as follows:

     "(f) Each and any provision of the Articles of Incorporation of this Corporation may from time to time, when and as desired, be amended by a resolution of the Board or Directors and the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, as determined in accordance with the provisions of paragraph (a) of this Article Five, so that each share of Class A Common Stock shall entitle the holder thereof to one (1) vote and each share of Class B Common Stock shall entitle the holder thereof to fifteen (15) votes. There shall be no class voting on any such amendment or on any other matter except with respect to certain amendments to the Articles of Incorporation regarding conversion rights of Class B Common Stock as set forth in paragraph (d) of this Article Five or as shall be required by applicable law, in which such case there shall be required the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of each Class A Common Stock, Class A Special Common Stock and Class B Common Stock, voting as separate classes."